UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 15, 2009

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In compliance with Regulation FD, SBA Communications Corporation (the “Company”) is reconfirming the following previously provided third quarter 2009 guidance and full year 2009 guidance, which the Company intends on discussing in upcoming meetings at various conferences. The Outlook provided below is based on a number of assumptions that the Company believes are reasonable at this time. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

Outlook

	Quarter ending September 30, 2009			Full Year 2009
	($’s in millions)
Site leasing revenue	$118.5	to	$120.5	$468.0	to	$480.0
Site development revenue	$18.0	to	$21.0	$75.0	to	$81.0
Total revenues	$136.5	to	$141.5	$543.0	to	$561.0
Tower Cash Flow	$91.5	to	$93.5	$363.0	to	$375.0
Adjusted EBITDA(1)	$83.5	to	$85.5	$331.0	to	$343.0
Net cash interest expense(2)	$36.0	to	$37.0	$126.5	to	$136.5
Cash taxes paid	$0.5	to	$0.7	$2.0	to	$3.0
Non-discretionary cash capital expenditures(3)	$2.0	to	$3.0	$6.0	to	$9.0
Equity Free Cash Flow(4)	$42.8	to	$47.0	$182.5	to	$208.5

(1)

Excludes acquisition related costs which were previously capitalized but commencing January 1, 2009, pursuant to the adoption of Statement of Financial Accounting Standard 141(R), are required to be expensed and included within operating expenses.

(2)	Excludes amortization of deferred financing fees and non-cash interest expense.
(3)	Consists of tower maintenance and general corporate capital expenditures.
(4)	Defined as Adjusted EBITDA less net cash interest expense, non-discretionary cash capital expenditures and cash taxes paid.

Information Concerning Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding the Company’s financial and operational guidance for the third quarter of 2009 and full year 2009. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K filed with the Commission on February 27, 2009 and the Company’s reports filed on Form 10-Q. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding these statements, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures; (2) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates; (3) the impact, if any, of consolidation among wireless service providers; (4) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (5) the Company’s ability to maintain expenses and cash capital expenditures at appropriate levels for our business; (6) the Company’s ability to acquire land underneath towers on terms that are accretive; (7) the Company’s ability to realize economies of scale from its tower portfolio; (8) the Company’s ability to comply with covenants and the terms of its credit instruments; (9) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular and (10) the continued dependence on towers and outsourced site development services by the wireless carriers.

Non-GAAP Financial Measures

This Current Report on Form 8-K includes guidance relating to the non-GAAP financial measures of Tower Cash Flow, Adjusted EBITDA, Net Cash Interest Expense and Equity Free Cash Flow. Please refer to our press release relating to financial and operational results for the second quarter ended June 30, 2009 furnished as an exhibit to our Form 8-K filed with the SEC on July 29, 2009 for a discussion on how these non-GAAP financial measures are defined and calculated, why management uses these non-GAAP financial measures and how management compensates for their limitations. These non-GAAP financial measures for the quarter ending September 30, 2009 and the full year ending December 31, 2009 will be calculated in the same manner as presented in the above referenced press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Senior Vice President and Chief Financial Officer

Date: September 15, 2009